UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2017

VALVOLINE INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On September 27, 2017, William A. Wulfsohn tendered his resignation as Chairman of the Board of Directors (the “Board”) of Valvoline Inc. (the “Company”), to be effective at 5:00 p.m. on September 30, 2017, the end of the Company’s current fiscal year.  Mr. Wulfsohn also notified the Board of his intention not to stand for re-election upon expiration of his term as a Director at the Company’s 2018 Annual Meeting of Shareholders.

Mr. Wulfsohn joined the Board to assist the Company through its transition from a long-time business unit of Ashland Inc., to a separate, publicly traded company following its initial public offering in September 2016 and final separation from Ashland Global Holdings Inc. in May 2017.  Mr. Wulfsohn has informed the Board that he believes the time is right for him to step aside from his role as Chairman at the end of the Company’s fiscal year on September 30, 2017 and not to stand for re-election upon the expiration of his current term as Director at the Company’s 2018 Annual Meeting of Shareholders.  The Company is extremely grateful to Mr. Wulfsohn for his service on the Board and as Chairman, and values his contribution through this important transitional and foundational time in Valvoline’s history.  Mr. Wulfsohn’s resignation as Chairman did not result from any disagreement with the Company.

In connection with Mr. Wulfsohn’s resignation as Chairman, the Board unanimously appointed Stephen F. Kirk, one of the Company’s independent directors, as the new Chairman on September 28, 2017, effective upon Mr. Wulfsohn’s resignation.  Mr. Kirk has served as an independent director on Valvoline’s Board and is the Chair of the Company’s Compensation Committee.  Mr. Kirk brings with him extensive board and industry experience.  He served in an executive role at the Lubrizol Corporation from 1992 until his retirement in 2011.  He also previously served on the boards of Ashland Global Holdings and Robbins & Myers, Inc.  Mr. Kirk will remain as the Chair of the Board’s Compensation Committee and as a member of the Governance and Nominating Committee.

A copy of the Company’s news release announcing the matters described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	News Release dated September 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Dated: September 29, 2017	By:	/s/ Julie M. O’Daniel
Julie M. O’Daniel
Senior Vice President, General Counsel
& Corporate Secretary

EXHIBIT INDEX

99.1	News Release dated September 29, 2017.